Exhibit 4.2

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

INVESTORS’ RIGHTS AGREEMENT

October 28, 2016

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Table of Contents

(continued)

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INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 28th day of October, 2016, by and among Biohaven Pharmaceutical Holding Ltd., a company formed under the laws of the Territory of the British Virgin Islands (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” each of the shareholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 5.9 hereof.

RECITALS

WHEREAS, the Company and the Investors are parties to the Series A Preferred Share Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register Common Shares issuable to the Investors, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2                               “Common Shares” means the Company’s common shares, no par value per share.

1.3                               “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now arising or formed hereafter)), in the development or commercialization of drugs targeting similar systems or uses as the drugs developed, commercialized or under development or commercialization by the Company, but shall not include (i) any Investor, including any affiliated entity which act as investment advisors for such Investor or affiliates of such Investor, by virtue of another venture capital investment if such Investor regularly engages in venture capital investment or (ii) Bristol-Myers Squibb Company or AstraZeneca A.B. so long as such Investor (A) is a Major Investor, or (B) holds at least the number of Preferred Shares (or Common Stock issuable upon conversion thereof) as such Investor holds immediately following the initial issuance of Shares to such party.

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1.4                               “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5                               “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants.

1.6                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities that are also being registered.

1.8                               “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC; provided, that references to Form S-1 in this Agreement shall be read to include Form F-1, or any successor form adopted by the SEC, in the event the Company qualifies and files reports with the SEC as a “foreign issuer” as defined in Rule 3b-4 promulgated under the Exchange Act or otherwise qualifies for use of such form.

1.9                               “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC; provided that references to Form S-3 in this Agreement shall be read to include Form F-3, or any successor form adopted by the SEC, in the event the Company qualifies and files reports with the SEC as a “foreign private issuer” as defined in Rule 3b-4 promulgated under the Exchange Act or otherwise qualifies for use of such form..

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1.10                        “GAAP” means generally accepted accounting principles in the United States.

1.11                        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12                        “IFRS” means International Financial Reporting Standards.

1.13                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.14                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15                        “IPO” means the Company’s first underwritten public offering of its Common Shares under the Securities Act.

1.16                        “Key Holder Registrable Securities” means (i) the 11,766,500 Common Shares held by the Key Holders, and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.17                        “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 107,625 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.18                        “Memorandum and Articles” means the Company’s Restated and Amended Memorandum of Association and Amended and Restated Articles of Association, as amended and restated from time to time.

1.19                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.20                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21                        “Preferred Shares” means, collectively, the Company’s Series A Preferred Shares.

1.22                        “Registrable Securities” means (i) the Common Shares issuable or issued upon conversion of the Preferred Shares, excluding any Common Shares issued upon conversion of the Preferred Shares pursuant to the “Special Mandatory Conversion”

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provisions of the Company’s Memorandum and Articles, (ii) any Common Shares, or any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not he deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10, 3.1, 3.2 and 4.3; and (iv) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13. of this Agreement.

1.23                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Shares that are Registrable Securities and the number of Common Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.24                        “Restricted Securities” means the securities of the Company are subject to the restrictions on transfer set forth in Subsection 2.12 hereof.

1.25                        “SEC” means the Securities and Exchange Commission.

1.26                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.27                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.28                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.30                        “Series A Director” means any director of the Company that the holders of Series A Preferred Shares are entitled to elect pursuant to the Shareholders’ Agreement.

1.31                        “Series A Preferred Shares” means the Company’s Series A Preferred Share, no par value per share.

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1.32                        “Shareholders’ Agreement” means the Amended and Restated Biohaven Shareholders’ Agreement dated as of the date hereof, among the Company and the other parties thereto.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form S-1 Demand. If at any time after five (5) years after the date of this Agreement, the Company receives a request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) subject to the limitations set forth in this Section 2.1, within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)                                 Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) within forty-five (45) days after the date such request is given by the Initiating Holders, file a Font). S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such

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filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered; or a registration relating to an SEC Rule 145 transaction.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is one hundred eighty (180) days after the effective date of a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company delivers written notice to the holders of Registrable Securities within thirty (30) days of any request to file a Form S-1 registration statement pursuant to Subsection 2.1(a) of its intent to file a registration statement for a registered public offering within ninety (90) days after such request; (iii) after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may he immediately registered on Fowl S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not he counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2                               Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Shares under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under

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this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3 if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than

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securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection  2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection  2.3(a), fewer than forty percent (40%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, the Company shall keep the registration statement effective until all such Registrable Securities are sold, or, if earlier, the date on which all such Registrable Securities may be sold without limitation during a three-month period without registration under Rule 144 under the Securities Act;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

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(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

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2.5                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company for the initial demand registration; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to he made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8  but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may

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be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8. shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9                               Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

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(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 5.9.

2.11                        “Market Stand-off’ Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of its Common Shares or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period, not to exceed seventeen (1 7) days after the expiration of the 180 day period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions

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set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than one percent (1%) of the Company’s outstanding Common Shares (after giving effect to conversion into Common Shares of all outstanding Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement and the Shareholders’ Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 To the extent permissible, each Investor’s certificate, register of members, instrument, or book entry representing (i) the Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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(c)                                  The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(d)                                 The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon, subject to compliance with the terms of the Shareholders Agreement (including, without limitation, obligations to comply with any transfer restrictions, rights of first and secondary refusal and tag-along rights therein), the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13                        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Memorandum and Articles;

(b)                                 such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)                                  the third (3rd) anniversary of the IPO.

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3.                                      Information and Observer Rights.

3.1                               Delivery of Financial Statements. The Company shall deliver to (x) each Investor as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) an audited consolidated balance sheet as of the end of such year, (ii) audited consolidated statements of income and of cash flows for such year and (iii) an audited consolidated statement of shareholders’ equity as of the end of such year, and (y) each Major Investor the following, provided, in each case, that the Board of Directors has not reasonably determined that such Investor is a Competitor of the Company:

(a)                                 a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(b)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year.

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited consolidated statements of income and cash flows for such fiscal quarter, and an unaudited consolidated balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP or, if applicable, IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP or, if applicable, IFRS);

(c)                                  as soon as practicable, but in any event within thirty (30) days after the end of each month, unaudited consolidated statements of income and cash flows for such month, and an unaudited consolidated balance sheet as of the end of such month, all prepared in accordance with GAAP or, if applicable, IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP or, if applicable, IFRS); and

(d)                                 as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a

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competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information. The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Memorandum and Articles, whichever event occurs first.

3.4                               Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.                                      Additional Covenants.

4.1                               Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

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4.2                               Employee Stock. Unless otherwise approved by the Board of Directors, including the Series A Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a three (3) year period, with the first twenty-five percent (25%) of such shares vesting upon grant and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, all grants shall be made in compliance with Section 409A of the Internal Revenue Code, and, unless otherwise approved by the Board of Directors, including the Series A Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at the lesser of cost or fair market value upon termination of employment of a holder of restricted stock.

4.3                               Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

4.4                               Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Memorandum and Articles or their corporate governance documents, or elsewhere, as the case may be.

4.5                               Termination of Covenants. The covenants set forth in this Section 4, except for Subsection 4.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Memorandum and Articles, whichever event occurs first.

4.6                               Passive Foreign Investment Company. The Company will provide as soon as practicable (but in no event later than forty-five (45) days following the end of such taxable year) any United States based Investor with all information reasonably available to the Company or any of its subsidiaries to permit such United States based Investor (and its direct or indirect investors, as applicable) to (a) accurately prepare all tax returns and comply with any reporting requirements as a result of the Company’s status as a “passive foreign investment company” (“PFIC”) defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) make any election (including, without limitation, a “qualified electing fund” election (“QEF Election”) under Section 1295 of the Code), with respect to the Company and/or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election, (c) file a “protective statement” pursuant to Section 1295 of the Code

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with respect to the Company and/or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such statement. Upon request from a United States based Investor, the Company shall, and shall cause its direct and indirect subsidiaries to, provide such United States based Investor (for the benefit of such United States based Investor’s direct or indirect investors, as applicable) with accurately completed “PFIC Annual Information Statements,” as required by Treasury Regulation Section 1.1295-1(g), and otherwise comply with applicable Treasury Regulation requirements, or “Annual Intermediary Statements”, as requested by the United States based Investor. The Company shall use its commercially reasonable efforts, to the extent of its available cash and to the extent allowable by law, to pay the shareholders of the Company a dividend sufficient to enable any United States based Investors (or their equity holders) who have made a QEF Election to defray their U.S. federal income tax liabilities arising from such QEF Election.

4.7                               Controlled Foreign Corporation. The Company will provide prompt written notice to the United States based Investors if at any time the Company becomes aware that it or any direct or indirect subsidiary has become a “controlled foreign corporation” (as defined in the Code) (“CFC”). Upon request of a United States based Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder reasonably sufficient for such United States based Investors to determine whether the Company or any direct or indirect subsidiary is a CFC. The Company shall provide United States based Investors with reasonable access to such other Company information as the Company may then have available to it as may reasonably be required by any United States based Investor (or its direct or indirect investors, as applicable) to determine the Company’s status as a CFC to determine whether such United States based Investor (or its direct or indirect investor) is required to report its pro rata portion of the Company’s Subpart F Income (as defined below) on its United States federal income tax return, or to allow such United States based Investor to otherwise comply with applicable United States federal income tax law. If it is determined, either by the Company, any United States based Investor or any taxing authority, that the Company or any subsidiary is or reasonably may be a CFC for any calendar year, the Company shall, as soon as practicable using commercially reasonable efforts after the end of such calendar year, determine, and make available to each United States based Investor a written report of the amount and character of any Subpart F Income, any Section 956 Amount (as defined below) and earnings and profits (as determined for U.S. federal income tax purposes) generated by such entity during such calendar year and the amount of each such Investor’s pro rata portion of such Subpart F Income and Section 956 Amount. For purposes of this Section 4.7, “Subpart F Income” means “subpart F income” as defined in Section 952 of the Code and the Treasury Regulations thereunder, and “Section 956 Amount” means any amount described in Sections 951(a)(1)(B) and 956 of the Code and the Treasury Regulations thereunder. Without limiting the Company’s obligations as set forth in this Section 1.9, for the avoidance of doubt, neither the Company nor other shareholders (including the Key Holders) are responsible for any tax filings of the United States based Investors or for any associated or related costs incurred in connection with such tax filings.

4.8                               Taxes. The Company shall file all necessary elections and take all necessary actions so as to be classified as a corporation for U.S. federal income tax purposes

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4.9                               Shareholder Approval. On or prior to the Second Tranche Closing, the Company shall obtain shareholder approval of the last version of the Amended and Restated Memorandum and Articles of Association as filed with the British Virgin Islands on October 28, 2016.

4.10                        Confidential Information Agreements. By the seventh day anniversary of the Initial Closing, the Company and each of its employees, officers, and consultants will have entered into the form of Confidential Information Agreement approved by counsel to the Purchasers to its reasonable satisfaction.

5.                                      Miscellaneous.

5.1                               Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a partner or retired partner of any holder which is a partnership; (iii) is a member or former member of any holder which is a limited liability company; (iv) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; (v) with respect to a transferee of Connecticut Innovations, Incorporated (“CII”), is a Permitted CII Transferee (as such term is defined in the Shareholders’ Agreement) or (vi) after such transfer, satisfies the criteria to be considered a Majority Investor (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; or (4) with respect to a transferee of CII, that is a Permitted CII Transferee, provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2                               Governing Law. This Agreement shall be governed by the internal law of the Territory of the British Virgin Islands.

5.3                               Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000,

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e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4                               Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and arc not to be considered in construing or interpreting this Agreement.

5.5                               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 5.5. If notice is given to the Company, a copy shall also be sent to Douglas G. Gray, Locke Lord LLP, 2800 Financial Plaza, Providence, Rhode Island 02903.

5.6                               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(d) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(d) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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5.7                               Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8                               Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.9                               Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Shares after the date hereof pursuant to the Purchase Agreement, any purchaser of such Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

5.10                        Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.11                        Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (1) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought

22

in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

5.12                        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.13                        Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:	/s/ Vladimir Coric
Name:	Vladimir Coric
Title:	Chief Executive Officer

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.
By:	VHCP Management It, LLC
Its:	General Partner

VHCP CO-INVESTMENT HOLDINGS II,
LLC By:	VHCP Management II, LLC
Its:	Manager

By:	/s/ David L. Stepp
Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vivo Capital Fund VIII, L.P.

By:	Vivo Capital VII, LLC
Its:	General Partner

By:	/s/ Albert Cha
Albert Cha
Managing Member

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vivo Capital Surplus Fund VIII, L.P.

By:	Vivo Capital VII, LLC
Its:	General Partner

By:	/s/ Albert Cha
Albert Cha
Managing Member

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC
Its:	General Partner

By:	/s/ Nicholas McGrath

Name:	Nicholas McGrath

Title:	Authorized Signatory

Notice Address

20 Park Plaza
Suite 1200
Boston, MA 02116

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BLACKWELL PARTNERS LLC — SERIES A

By:	/s/ Mark E. Corigliano

Name:	Mark E. Corigliano

Title:	Investment Manager,
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall

Name:	Jannine M. Lall

Title:	Controller,
DUMAC, Inc.
Authorized Agent

Notice Address

280 S. Mangum Street
Suite 210
Durham, NC 27701

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GAKASA HOLDINGS

By:	/s/ Fred Knoll
Name:	Fred Knoll
Title:	Investment Manager

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Aisling Capital IV LP

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: Chief Financial Officer

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OSAGE UNIVERSITY PARTNERS II, L.P.
By:	Osage University GP II, LP, its general partner
By:	Osage Partners, LLC, its general partner

By:	/s/ William Harrington
Name: William Harrington
Title: Member

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APERTURE VENTURE PARTNERS IV, L,P.

By:	Aperture Ventures IV Management, LLC, its
General Partner

By:	/s/ Eric Sillman

Name:	Eric Sillman

Title:	Managing Member

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROTHCHILD TRUST (Schweiz) AG as Trustee of the Debala Trust

By:	/s/ Gilbert Kellerhals & Mark Cooper
Name: Gilbert Kellerhals & Mark Cooper
Title: Authorized Signatories

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Rock Springs Capital Master Fund LP

By Rock Springs General Partner LLC on behalf of the Master Fund

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Managing Member

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN W. CHILDS

/s/ Gregory Bailey
GREGORY H. BAILEY

MARI HADDOCK

DIANE GIANATASSIO

LISA GUERIN

PORTAGE BIOTECH, INC.

By:
Name:
Title:

THE DECLAN DOOGAN 2014 TRUST

By:
Name:
Title:

THE BERMAN FAMILY TRUST

By:
Name:
Title:

THE BERMAN MARITAL TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN W. CHILDS

GREGORY H. BAILEY

/s/ Mari Haddock
MARI HADDOCK

DIANE GIANATASSIO

LISA GUERIN

PORTAGE BIOTECH, INC.

By:
Name:
Title:

THE DECLAN DOOGAN 2014 TRUST

By:
Name:
Title:

THE BERMAN FAMILY TRUST

By:
Name:
Title:

THE BERMAN MARITAL TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN W. CHILDS

GREGORY H. BAILEY

MARI HADDOCK

DIANE GIANATASSIO

/s/ Lisa Guerin
LISA GUERIN

PORTAGE BIOTECH, INC.

By:
Name:
Title:

THE DECLAN DOOGAN 2014 TRUST

By:
Name:
Title:

THE BERMAN FAMILY TRUST

By:
Name:
Title:

THE BERMAN MARITAL TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN W. CHILDS

GREGORY H. BAILEY

MARI HADDOCK

DIANE GIANATASSIO

LISA GUERIN

PORTAGE BIOTECH, INC.

By:
Name:
Title:

THE DECLAN DOOGAN 2014 TRUST

By:	/s/ Stephen Doogan
Name:	Stephen Doogan
Title:	Trustee

THE BERMAN FAMILY TRUST

By:
Name:
Title:

THE BERMAN MARITAL TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ John W. Childs
JOHN W. CHILDS

GREGORY H. BAILEY

MARI HADDOCK

DIANE GIANATASSIO

LISA GUERIN

PORTAGE BIOTECH, INC.

By:
Name:
Title:

THE DECLAN DOOGAN 2014 TRUST

By:
Name:
Title:

THE BERMAN FAMILY TRUST

By:
Name:
Title:

THE BERMAN MARITAL TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Portage Biotech, Inc.

By:	/s/ Kam Shah
Name:	Kam Shah
Title:	CFO

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Berman Family Trust - 2013

By:	/s/ Johnathan Krakoff
Name:	Johnathan Krakoff
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Berman Family Trust - 2013

By:	/s/ Elizabeth Wilson
Name:	Elizabeth Wilson
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

THE VLADIMIR CORIC FAMILY TRUST 2013

By:
Name:
Title:

THE VLADIMIR CORIC MARITAL TRUST 2013

By:
Name:
Title:

CHRISTOPHER S. EKLUND TRUST

By:	/s/ Christopher S. Eklund
Name:	Christopher S. Eklund
Title:	Trustee

RICHARD A. DANZIG PROFIT SHARING PLAN & TRUST

By:
Name:
Title:

THE MAYER FAMILY TRUST — APRIL 22, 2005

By:
Name:
Title:

BELLAH MAGUIRE LIVING TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

THE VLADIMIR CORIC FAMILY TRUST 2013

By:	/s/ Elizabeth Ann Coric
Name:	Elizabeth Ann Coric
Title:	Trustee

THE VLADIMIR CORIC MARITAL TRUST 2013

By:	/s/ Elizabeth Ann Coric
Name:	Elizabeth Ann Coric
Title:	Trustee

CHRISTOPHER S. EKLUND TRUST

By:
Name:
Title

RICHARD A. DANZIG PROFIT SHARING PLAN & TRUST

By:
Name:
Title:

CONNECTICUT INNOVATIONS, INCORPORATED

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RICHARD A. DANZIG PROFIT SHARING PLAN & TRUST

By:	/s/ Richard A. Danzig
Name:	Richard A. Danzig
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

THE VLADIMIR CORIC FAMILY TRUST 2013

By:
Name:
Title:

THE VLADIMIR CORIC MARITAL TRUST 2013

By:
Name:
Title:

CHRISTOPHER S. EKLUND TRUST

By:
Name:
Title:

RICHARD A. DANZIG PROFIT SHARING PLAN & TRUST

By:
Name:
Title:

THE MAYER FAMILY TRUST — APRIL 22, 2005

By:	/s/ Kevin Mayer/Lisa Mayer
Name:	Kevin Mayer/Lisa Mayer
Title:	Trustee / Trustee

BELLAH MAGUIRE LIVING TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BELLAH MAGUIRE LIVING TRUST

By:	/s/ Jennifer Bellah Maguire
Name:Jennifer Bellah Maguire, Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ David M. Wurzer
Name:	David M. Wurzer
Title:	CIO and EVP

JOHN W. CHILDS 2013 REVOCABLE TRUST

By:
Name:
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

CONNECTICUT INNOVATIONS, INCORPORATED

By:
Name:
Title:

JOHN W. CHILDS 2013 REVOCABLE TRUST

By:	/s/ John W. Childs
Name:	John W. Childs
Title:	Trustee

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[TO USE THE SIGNATURE BLOCK FOR EACH INVESTOR]

By:	/s/ James Mellon
Name:	James Mellon
Title:	Viking House, Nelson Street, Doug
IMO, IOM, IMI 2AH

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ZEDAN LIMITED

By:	/s/ illegible
Name:	illegible
Title:	Corporate Director, Director One
Limited / Authorized Signatories

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Ali-Sevket Karaca
Name:	Ali-Sevket Karaca

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Ragip Ersin Akarlilar
Name:	Ragip Ersin Akarlilar

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STARLING R. LAWRENCE AND
JENNY C. PRESTON

By:	/s/ Starling R. Lawrence
Name:	Starling R. Lawrence
Title:

By:	/s/ Jenny C. Preston
Name:	Jenny C. Preston
Title:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Charles C. King
Name: Charles C. King

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Kevin O’Brien
Name: Kevin O’Brien

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Corey L. Grossman
Name:	Corey L. Grossman

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Alan Kerr
Name:	Alan Kerr

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Ziya Selim Basak
Name:	Ziya Selim Basak

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Maarten C. de Jong
Name:	Maarten C. de Jong

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Gary B. Traystman
Name:	Gary B. Traystman

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Drzislav Coric
Name:	Drzislav Coric

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Jeffrey N. Green
Name:	Jeffrey N. Green

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Matthew E. Auger
Name:	Matthew E. Auger

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Joseph Piagentini
Name:	Joseph Piagentini

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ John P. Turrentine
Name:	John P. Turrentine

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JET VENTURES LLC

By:	/s/ John Tilton
Name:	John Tilton

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Frank A. Liberty
Name:	Frank A. Liberty

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Kim Mathew
Name:	Kim Mathew

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ John K. Powelzyk
Name:	John K. Powelzyk

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ James Engelhart
Name:	James Engelhart

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Annamarie Minuit
Name:	Annamarie Minuit

By:	/s/ Mark Minuit
Name:	Mark Minuit

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ George Kallivrousis
Name:	George Kallivrousis

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AstraZeneca AB (Publ)

By:	/s/ Marcus Schindler
Name:	Marcus Schindler

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Cowen Investments LLC

By:	/s/ Owen Litteman
Name:	Owen Litteman
Title:	Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Thomas W. Pace
Name:	Thomas W. Pace
Title:	Principal

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Venrock Healthcare Capital Partners II, L.P.
c/o Venrock Healthcare Capital Partnes II, L.P.
3340 Hillview Avenue
Palo Alto, CA 94304
nshah@venrockcp.com

VHCP Co-Investment Holdings II, LLC
c/o Venrock Healthcare Capital Partnes II, L.P.
3340 Hillview Avenue
Palo Alto, CA 94304
nshahgvenrockcp.com

Vivo Capital Fund VIII, L.P. zzzz
575 High Street, Suite 201
Palo Alto, CA 94301
650-688-0818
acha@vivocapital.com

Vivo Capital Surplus Fund VIII, L.P.
575 High Street, Suite 201
Palo Alto, CA 94301
650-688-0818
acha@vivocapital.com

RA Capital Healthcare Fund, L.P.
20 Park Plaza, Suite 1200
Boston, MA 02116
nmcgrath@rcap.com

Blackwell Partners LLC - Series A
280 South Magnum Street, Suite 210
Durham, NC 27701
nmcgrath@rcap.com

John W. Childs 2013 Revocable Trust
165 Sago Palm Road
Vero Beach, FL 32963

1

Gregory H. Bailey
c/o Portage Biotech, Inc.
47 Avenue Road, Suite 200
Toronto, Ontario M5R 2G3
CANADA

Gakasa Holdings, LLC
c/o Knoll Capital Management
5 East 44th Street
Suite 12
New York, NY 10017
646-590-3960
fredknoll@konllcapital.com

Aisling Capital IV LP
888 7th Avenue
12th Floor
New York, NY 10106
lappel@aislingeapital.com and
rwenzel@aislingcapital.com

Osage University Partners II, L.P.
50 Monument Road
Suite 201
Bala Cynwyd, PA 19004
484-270-3241
bharrington@osagepartners.com

Aperture Venture Partners IV, L.P.
c/o Aperture Venture Partners
645 Madison Avenue
20th Floor
New York, NY 10022
212-758-7325 x2504
Tony@aperturevp.com

Rothschild Trust (Schweiz) AG
3 Rue de Commerce
1204 Geneva
SWITZERLAND
917-547-9733
janet.roos@rothschildtrust.com

2

Rock Springs Capital Master Fund LP
650 Exeter Street
Suite 1070
Baltimore, NILO 21202
ATTN: Mr. Dave Gardner

James Mellon
Viking House
Nelson Street
Douglas IM1 2AH
ISLE OF MAN

Connecticut Innovations, Inc.
865 Brook Street
Rocky Hill, CT 06067

The Mayer Family Trust — April 22, 2005
c/o Kevin Mayer, Trustee or Lisa Mayer, Trustee
14007 Aubrey Road
Beverly Hills, CA 90210

Zedan Limited
c/o Trust Corporation of the Channel Islands Limited
P.O. Box 665
Roseneath The Grange
St. Peter Port Guernsey GY1 3SJ
CHANNEL ISLANDS

Ali-Sevket Karaca
71 Studdridge Street
London SW6 3TD
UNITED KINGDOM

Christopher S. Eklund Trust U/A/D 8/31/2000
145 Lee Street
Brookline, MA 02445

Ersin Akarlilar
116 Premium Point
New Rochelle, NY 10801

3

Richard A. Danzig, Trustee
Richard A. Danzig Profit Sharing Plan & Trust
c/o Kurzman Eisenberg
1 North Broadway, 10th Floor
White Plains, NY 10601

Lisa Geurin
169 Washington Street, #14
Newton, MA 02458
lguerin@jwchilds.com

Mari Haddock
7 Summit Road
Medford, MA 02155
mhaddock@jwchilds.com

Jennifer Bellah Maguire, Trustee
Bellah Maguire Living Trust
1501 Bienveneda Avenue
Pacific Palisades, CA 90272

Starling R Lawrence and Jenny C Preston
45 East 62nd Street
New York, NY 10065
Slawrence@wwhorton.com

Charles C. King
4 Chatsworth Court
Lawrenceville, NJ 08648
CKing@1919ic.com

Kevin O’Brien
281 Old Sachems Head Road
Guilford, CT 06437
irishturtles@gmail.com

Corey Grossman
32 River Road Drive
Essex, CT 06426

Alan Kerr
45 Bury Walk
London SW3 6QE
UNITED KINGDOM

4

Selim Basak
Flat 16
Grove Court
Drayson Gardens
London SW10 9QY
UNITED KINGDOM

Maarten Christiaan de Jong
476 Broadway, 5F
New York, NY 10013
maarten.ch.dejong@gmail.com

Gary B. Traystman, Esq.
45 Channing Street
P.O. Box 60
New London, CT 06320

Drzislav Colic, Esq.
17 Old Quarry Road
Gales Ferry, CT 06335-1117

Jeffrey N. Green
59 Fowler Road
Lebanon, CT 06249

Matthew E. Auger, Esq.
1 Lewis Street
Groton, CT 06340

Joe Piagentini
463 Roast Meat Hill Road
Killingworth CT 06419
joepiagentini@gmail.com

John P. Turrentine
36 North Water Street
Stonington, CT 06378

JET Ventures LLC
44 Grove Avenue
Madison CT 06443
203-376-4870
john.tilton@biohavenpharma.com

5

Frank A. Liberty, Esq.
105 Huntington Street
New London, CT 06320

Kim Matthew
68 Buttonwood Lane
Darien, CT 06820

John Powelsyck
8 Clark Lane
Mystic, CT 06355

James Engelhart
61 Governors Way
Madison, CT 06443
203-779-5278
jim.engelhart@biohvenpharma.com

Mark and Annamarie Minuit
748 Nut Plains Road
Guilford, CT 06437
203-410-9559
minutemanct@gmail.com

George Anthony Kallivrousis
4107 Connecticut Avenue NW
Apt. 207
Washington, DC 20008
georgekallivrousis@gmail.com

AstraZeneca AB
(Publ) SE-431 83 Mölndal, Sweden

With Copies to:

Business Development, Attn: Kumar Srinivasan, 35 Gatehouse drive, Waltham, MA 02451 Corporate Development, Attn: Tyrell Rivers, 1 MedImmune Way, Gaithersburg, MD 20841 Legal Department, Attn: Richard J. Kenny, 1800 Concord Pike Wilmington, DE 19850

6

SCHEDULE B

Key Holders

The Berman Family Trust — 2013

77 Livingston Street

New Haven, CT 06511

The Berman Marital Trust — 2013

77 Livingston Street

New Haven, CT 06511

The Vladimir Coric Family Trust — 2013

7 Richborough Road

Madison, CT 06443

The Vladimir Coric Marital Trust — 2013

7 Richborough Road

Madison, CT 06443

Declan Doogan

15 Main Street

Stonington, CT 06378

Gregory H. Bailey

c/o Portage Biotech, Inc.

47 Avenue Road, Suite 200

Toronto, Ontario M5R 2G3

CANADA

John W. Childs

c/o J.W. Childs Associates, L.P.

1000 Winter Street, Suite 4300

Waltham, MA 02451

Christopher S. Eklund Trust

c/o J.W. Childs Associates, L.P.

1000 Winter Street, Suite 4300

Waltham, MA 02451

Portage Biotech, Inc.

47 Avenue Road, Suite 200

Toronto, Ontario M5R 2G3

CANADA

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